Exhibit 10.3

SECOND LOAN MODIFICATION AGREEMENT

THIS SECOND LOAN MODIFICATION AGREEMENT (“Agreement”) is made and entered into effective as of August 2, 2016 (the “Effective Date”), by and between KIRKPATRICK BANK, an Oklahoma banking (“Lender), and PAYCOM PAYROLL, LLC, a Delaware limited liability company (“Borrower”), with reference to the following:

RECITALS:

A.Certain defined terms used in this Agreement are set forth below:

Borrower:	Paycom Payroll, LLC, a Delaware limited liability company
Lender:	Kirkpatrick Bank, an Oklahoma banking association
Loan Agreement:	Loan Agreement, dated May 13, 2015, each by and between Borrower and Lender, as amended
Note:	Promissory Note, dated May 13, 2015, executed by Borrower, as maker, and payable to the order of Lender, as holder, in the maximum principal amount of $11,000,000.00
Mortgages:

Construction Mortgage (with Power of Sale), Security Agreement and Financing Statement, dated May 13, 2015, recorded in Book RE12824 at Page 238, and Second Mortgage (with Power of Sale), Security Agreement and Financing Statement, dated May 13, 2015. recorded in Book RE12824 at Page 272, each in the real estate records of Oklahoma County, Oklahoma, each securing the Note and collectively encumbering the Mortgaged Property

Security Instruments:	Mortgages and the other documents listed in Exhibit “B” attached hereto
Existing Loan Documents:	The Loan Agreement, the Note, the Security Instruments and any and all other instruments and agreements evidencing or securing the Loan or executed in connection with the Loan
Loan Documents:	This Agreement and the Existing Loan Documents, as amended by or pursuant to this Agreement

Exhibit 10.3

Loan:	The indebtedness from Lender to Borrower currently evidenced by the Note, as amended by or pursuant to this Agreement
Mortgaged Property:

The real and personal property described in and subject to the liens and security interests granted in the Security Instruments, such real property being more particularly described as “Tract 1”, “Tract 2” and “Tract 3” in Exhibit “A” attached hereto and incorporated herein

All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to those terms in the Loan Agreement, as amended hereby.

B.At Borrower’s request, Lender and Borrower mutually desire to amend the Existing Loan Documents in order to, among other things, (i) reduce the maximum principal amount of the Note from $11,000,000.00 to $5,000,000.00, and (ii) modify provisions pertaining to prepayment of the Loan.

C.As of the Effective Date, the aggregate principal amount of $25,261,159.80 has been advanced under the Note.

AGREEMENT:

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

1.Recital Paragraphs.  The recital paragraphs set forth above are hereby incorporated as a part of this Agreement.

2.Conditions Precedent to Lender’s Agreements.  The following are conditions precedent to Lender’s agreements under this Agreement.  Borrower shall cause such conditions precedent to be satisfied, on or before the date of this Agreement:

(a)Receipt by Lender of fully executed originals of this Agreement, the Fourth Loan Modification Agreement in connection with the modification of loan numbers 1414700 & 1498200, and all loan documents to be executed in connection with the new loan to be issued by Lender to Borrower in the maximum principal amount of $28,640,000, each in form and content acceptable to Lender.

(b)Payment by Borrower of all fees, costs and expenses relating to this modification of the Loan, including, but limited to, the fees, costs and expenses referenced in paragraph 6 of this Agreement.

(c)No Event of Default shall exist under the Loan Documents.

Exhibit 10.3

3.Modification of Existing Loan Documents.

(a)Modification of Existing Loan Documents.  Notwithstanding the provisions of the Existing Loan Documents, each of the Existing Loan Documents, including the Note and Loan Agreement, is hereby amended to reduce the indebtedness evidenced by the Note to FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00).

(b)Modification of Note.  Section 4 of the Note is hereby amended and restated in its entirety as follows:

4.Prepayment.  Borrower may prepay this Note in full, but not in part, on any due date so long as: (i) Borrower provides Lender not less than sixty (60) days advance written notice thereof, and (ii) Borrower pays to Lender prior to or concurrently with such prepayment, as consideration for the privilege of making such payment, a prepayment fee equal to the Present Value of ((A-B) x C) where:

A=A rate per annum equal to the fixed rate that Lender determines a swap dealer would quote to Lender on the Closing Date for an interest rate swap with a maturity equal to the Maturity Date.

B=A rate per annum equal to the fixed rate that Lender determines a swap dealer would quote to Lender on the Pre-Payment Date for paying to Lender the fixed rate side of an interest rate swap with a maturity equal to the Maturity Date.

C =The sum of the products of (i) each Affected Principal Amount for each Affected Principal Period, times (ii) the number of days in that Affected Principal Period divided by 360.

"Affected Principal Amount" for an Affected Principal Period means the principal amount of the Loan scheduled to be outstanding during that Affected Principal Period determined as of the relevant Prepayment Date by reference to the Schedule of Principal Amounts before giving effect to any Prepayment Event on that Prepayment Date, and for any Prepayment, multiplying each such principal amount times the Prepayment Fraction. For any Failure to Borrow, the Affected Principal Amount shall be adjusted, as appropriate, to reflect the amount of the relevant advance not made on the relevant Borrowing Date.

"Affected Principal Period" means each period from and including a Scheduled Due Date to but excluding the next succeeding Scheduled Due Date, provided that the first such period shall begin on and include the Pre-Payment Date.

"Prepayment Fraction" means a fraction equal to the principal amount being prepaid over the principal amount of the Loan outstanding immediately prior to that prepayment on the Pre-Payment Date.

"Present Value" is determined as of the Break Date using "B" above as the discount rate.

"Break Event" means any Prepayment or Acceleration.

Exhibit 10.3

“Acceleration” means that the Loan or any note evidencing the Loan is declared due and payable prior to the Maturity Date.

"Closing Date" means any date on which any advance of the Loan is made.

"Prepayment Date" means the date for any Prepayment, or otherwise the Acceleration date.

"Pre-Payment Event" means any Prepayment or Acceleration.

"Prepayment" means that the Loan is prepaid on any date or dates prior to the Maturity Date.

(c)Modification of Loan Agreement.  Sections 10.1 and 10.8 of the Loan Agreement are hereby amended and restated in their entirety as follows:

10.1Nonpayment of Note. Default in payment when due of any interest on or principal of the Note and/or any and all other indebtedness, of whatever kind or character, now owing or that may hereafter become owing by Borrower to Lender.

10.8Event of Default Under Other Loan Documents.  Any Event of Default occurs under the Note, the Mortgage, the Assignment, the Subordination Agreements, any other Loan Documents or any other loan documents executed by Borrower in favor of Lender pertaining to other indebtedness now owing or that may hereafter become owing by Borrower to Lender.

4.Borrower’s Representations and Warranties.  Without limitation of any obligations, representations, warranties or liabilities of Borrower pursuant to the Loan Documents, Borrower represents and warrants to Lender that:

(a)No Secondary Financing.  No lien or other charge upon the Mortgaged Property, other than the Mortgages and the mortgages referenced in Exhibit “C”, has been given or executed by Borrower, or has been contracted or agreed to be so given or executed.

(b)Title to Properties, Etc.  Borrower has good and marketable fee title to the Mortgaged Property.

(c)Litigation.  Except as disclosed to Lender on Schedule 4(c) attached hereto, there are no actions, suits or proceedings (whether or not purportedly on behalf of Borrower) pending or, to the best knowledge of Borrower, threatened against of affecting Borrower, at law or in equity or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency of instrumentality, domestic or foreign, which involve any of the transactions contemplated in this Agreement or the possibility of any judgment or liability that may result in any material adverse change in the business, operations, properties or assets, or in the condition, financial or otherwise, of Borrower; Borrower is not, to the best knowledge of Borrower, in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

Exhibit 10.3

(d)Agreements.  Borrower is not a party to any agreement or instrument, materially and aversely affecting the operations or condition, financial or otherwise, of Borrower, and Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default would have a material adverse effect upon the business, properties or assets, operations or condition, financial or otherwise of Borrower.

(e)Governmental Consents.  Borrower is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any governmental authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the issuance and delivery of this Agreement.

(f)No Offsets.  There are no defenses, offsets or counterclaims against the Loan, and no Event of Default exists under the Loan.

5.Ratification.  Except as expressly modified herein or by documents signed pursuant to this Agreement, all of the terms and conditions of the Existing Loan Documents (i) remain unmodified and in full force and effect and (ii) are hereby ratified and confirmed by Borrower and Lender. Borrower covenants and agrees that the indebtedness continues to be evidenced by the Note as amended hereby, that said indebtedness continues to be secured by the Loan Documents and that by acceptance of the Note pursuant to this Agreement, (i) Lender has not and does not release or relinquish any rights, remedies and/or lien priorities evidenced by or granted to Lender in any of the Existing Loan Documents, (ii) the unpaid balance of the Note, as amended hereby, remains outstanding and has not been satisfied, and (iii) the first and prior liens of the Mortgages each remain in full force and effect and are unaltered and unimpaired.  Borrower waives all defenses, rights of offset, counterclaims and the like, if any, whether legal or equitable in nature, which any of them may have with respect to their respective responsibilities, obligations and liabilities under the Loan Documents.  In the event of any inconsistency between the provisions of this Agreement and those of the Existing Loan Documents, the provisions of this Agreement shall control.

6.Payment of Costs.  Borrower shall pay or cause to be paid, at the time of execution of this Agreement, any and all fees and expenses incurred by Lender and/or its counsel in connection with the preparation and execution of this Agreement, including without limitation, all legal fees and expenses, title insurance and endorsement fees, title search expenses, UCC search expenses, costs of filing and/or recording documents, and any unpaid sums due to Lender.

7.Additional Documentation.  In addition to the instruments and agreements specified herein, Borrower shall execute and deliver to Lender such additional instruments or agreements as Lender may reasonably require for purposes of consummating or evidencing the transactions contemplated in this Agreement.

8.Default Under this Agreement.  The failure of Borrower to comply with any provisions of this Agreement shall constitute a default under the Loan Documents, entitling Lender to exercise any and all remedies to which it may be entitled thereunder and hereunder, at law and/or in equity (after such notice and such opportunity to cure such default as may be required by the Loan Agreement).

Exhibit 10.3

9.Headings; Time of Essence.  The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement.  Time is of the essence of each term of this Agreement.

10.Severability.  If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Agreement and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

11.Descriptive Headings.  The descriptive headings of the paragraphs of this Agreement are for convenience only and shall not be used in the construction of the terms hereof.

12.No Oral Agreements.  THIS AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

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Exhibits & Schedules

Exhibit “A” - Mortgaged Property description

Exhibit “B” - Security Instruments

Exhibit “C” - List of Mortgages

Schedule 4(c) - Pending Litigation

Exhibit 10.3

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement effective as of the date set forth above.

“Borrower”:	PAYCOM PAYROLL, LLC,
a Delaware limited liability company

	By	/s/ Chad Richison
Chad Richison, President

“Lender”:	KIRKPATRICK BANK,
an Oklahoma state banking association

	By:	/s/ David Sutter
David Sutter, Executive Vice President